UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 17, 2020
Date of Report (date of earliest event reported)

Ekso Bionics Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-37854		99-0367049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1414 Harbour Way South, Suite 1201	Richmond	California	94804
(Address of Principal Executive Offices)			(Zip Code)
(510) 984-1761
Registrant's telephone number, including area code

Not Applicable
________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EKSO	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 – Entry Into A Material Definitive Agreement.

Loan and Security Agreement

On August 17, 2020 (the “Effective Date”), Ekso Bionics Holdings, Inc. (the “Company”) and Ekso Bionics, Inc., the Company’s wholly-owned subsidiary (“Ekso Bionics”, and together with the Company, the “Borrower”), entered into a Loan and Security Agreement (the “Loan Agreement”) with Pacific Western Bank (the “Lender”), pursuant to which the Lender agreed to loan up to an aggregate principal amount of $2 million to the Borrower (the “Term Loan”). The entire amount of Term Loan was disbursed to the Borrower on August 20, 2020, and the proceeds of the Term Loan were used to pay off the entire amount of the Borrower’s indebtedness to Western Alliance Bank under that certain Loan and Security Agreement dated December 30, 2016, as amended. Pursuant to the Loan Agreement, the remainder of the Term Loan proceeds may be used for general corporate purposes.
The Term Loan will bear interest on the outstanding daily balance thereof, at a variable annual rate equal to the greater of: (A) 0.50% above the variable rate of interest announced by the Lender as its “prime rate” then in effect; or (B) 4.50%. The Borrower is required to pay accrued interest on the Term Loan on the 13th day of each month through and including maturing on August 13, 2023. The interest rate of the Term Loan is subject to increase in the event of late payments and after occurrence of and during the continuation of an event of default.
Upon maturity, all unpaid principal and accrued and unpaid interest shall be due and payable in full. The Borrower may elect to prepay the Term Loan at any time, in whole or in part, without penalty or premium.
The Borrower paid a non-refundable fee of $4,000 and all reasonable costs and expenses related to the Term Loan incurred by the Lender as of the Effective Date, and after the Effective Date, the Borrower will pay all such costs and expenses incurred by the Lender as and when they become due.
The Loan Agreement includes funding conditions, representations and warranties and covenants customary to similar credit facilities. The covenants include, among others, restrictions on the ability of the Borrower and its subsidiaries to dispose of assets, change the Borrower’s name or state of formation, enter into mergers or acquisitions or transactions that result in a Change of Control (as defined in the Loan Agreement), incur indebtedness, incur liens, pay dividends or make distributions on the Company’s capital stock, make investments or loans, enter into certain affiliate transactions, make any payment in respect of any Subordinated Debt (as defined in the Loan Agreement) without the Lender’s consent, in each case subject to exceptions customary to similar credit facilities. The Borrower has also agreed to a liquidity covenant requiring that a cash security account, with a balance equal to at least the aggregate principal amount of the Term Loan then outstanding, be maintained by it with the Lender.
The Loan Agreement creates a first priority security interest in favor of the Lender with respect to substantially all assets of the Borrower and its domestic subsidiaries, including proceeds from the sale, licensing or disposition of intellectual property, but expressly excluding intellectual property itself.
Events of default which may cause repayment of the Term Loan to be accelerated include, among other customary events of default, (1) non-payment of any obligation when due, (2) the Borrower’s failure to comply with certain of its affirmative or with its negative covenants under the Loan Agreement, (3) the Borrower’s failure to perform any other obligation required under the Loan Agreement and to cure such default within a 15 days (or, if applicable, a reasonable longer period not to exceed 45 days) after receiving notice of such default or an officer of the Borrower becomes aware of such default, (4) the occurrence of a Material Adverse Effect (as defined in the Loan Agreement), (5) the attachment or seizure of a material portion of the Borrower’s assets if such attachment or seizure is not released, discharged or rescinded within 10 business days, or if the Borrower is enjoined from conducting all or any material portion of its business or a judgement lien or encumbrance is imposed or levied on any material portion of the Borrower’s assets and is not relieved within 10 business days or otherwise stayed, (6) bankruptcy or insolvency of the Borrower, (7) (a) default by the Borrower under any agreement (i) resulting in a right by a third party to accelerate indebtedness in an amount in excess of $200,000, (ii) in connection with any lease of real property, or (ii) that would reasonably be expected to have a Material Adverse Effect or (b) a default with respect to any Subordinated Debt that is not cured within any applicable cure period, (8) entry of a final, uninsured judgment or judgments against the Borrower for the payment of money in an amount, individually or in the aggregate, of at least $200,000 that remains unsatisfied and unstayed for a period of 10 days, or (9) any material misrepresentation or material misstatement with respect to any warranty or representation set forth in the Loan Agreement or any other related document.
The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Loan Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Loan and Security Agreement dated as of August 17, 2020 by and among Ekso Bionics Holdings, Inc., Ekso Bionics, Inc. and Pacific Alliance Bank*

*Certain confidential portions of this exhibit were omitted by means of marking such portions with asterisks because the identified confidential portions (i) are not material and (ii) would likely cause competitive harm if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.
By: /s/ John F. Glenn
Name: John F. Glenn
Title: Chief Financial Officer

Dated: August 21, 2020